                                                                   EXHIBIT 10.22


                                   AGREEMENT

     AGREEMENT (the "Agreement"), entered into on this 31st day of July 1998, between Prodigy Services Corporation, a Delaware Corporation (the "Company"), and an indirect wholly owned subsidiary of Prodigy, Inc. (the "Parent"), with its principal place of business at 44 So. Broadway, and Russell I. Pillar, residing at 174 West 76th Street, #12-H, New York, N.Y. (the "Executive").

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of September 29, 1997 (the "Employment Agreement");

     WHEREAS, on September 29, 1997, the Executive was granted an option pursuant to the Prodigy, Inc., Stock Option Plan to purchase 625,000 shares of Common Stock of the Company at an exercise price of $3.00 per share;

     WHEREAS, the Executive is currently serving as President and Chief Executive Officer and a director of the Company;

     NOW, THEREFORE, in consideration of the undertakings and commitments contained herein and other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

        1.  Resignation. Effective as of July 31, 1998 (the "Commencement Date")
            -----------
     and except as provided in Sections 2 and 3 below, the Executive hereby resigns as President and Chief Executive Officer of the Company and from all other positions held with the Company and the Company's current subsidiaries (individually and collectively, the "Prodigy Entities"), including without limitation as a Trustee of The Prodigy Trust. The Company hereby accepts such resignations.

        2. Service as a Director. The Executive shall continue to serve as a
           ---------------------
     director of the Company and agrees to serve as a director until his death, resignation or removal in accordance with applicable law and the respective Certificates of Incorporation and by-laws of the Company. The Executive shall not be eligible to participate in any compensation arrangements put in place for outside directors so long as Consulting Period is in effect other than to be covered under the Company's standard directors liability insurance policy and to have reasonable expenses reallocated.

        3. Consulting Agreement. The Company desires to enter into a Consulting
           --------------------
     Agreement (the "Agreement"), effective as of the 1st day of August 1998, with Russell I. Pillar, presently residing at 174 West 76th Street, #12-H, New York, N.Y. (the "Consultant").

          3.1  Agreement.  The Company desires to retain the Consultant, and the
               ---------
          Consultant desires to be retained by the Company, as a consultant with respect to the matters described herein. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

          3.2. Term of Engagement. The Company hereby agrees to retain the
               ------------------
          Consultant, and the Consultant hereby agrees to be retained by the Company, upon the terms set forth in this Agreement, for the period commencing on August 1, 1998, and ending on July 31, 1999 (the "Consulting Period"). The Agreement will be non-cancelable by the Company and will renew year-to-year unless either party terminates with 30 days advance notice prior the end of the then current year.

          3.3. Title; Capacity. The parties agree that the Consultant shall
               ---------------
          serve as Vice Chairman (a non-executive Board of Directors position), and will have responsibility for continuing to support the Chairman in setting corporate strategy, building and maintaining senior level relationships throughout the industry; speaking on behalf of the Corporation in public venues when appropriate; and continuing to help guide the Company to and through an initial public offering.

          3.4. Time Commitment. During the term, Consultant will be available
               ---------------
          from time-to-time on reasonable notice to consult with the Chairman, but in no case will Consultant be required to dedicate such time as would interfere with Consultant's ability to enter into full-time employment elsewhere or more than ten hours per month on a non-cumulative basis.

        4.  Fees and Expenses.
            -----------------

          4.1 Fees. In full compensation for services rendered under this
              ----
          Agreement, the Company shall pay the Consultant a fee of $250,000, payable in twelve (12) equal monthly installments, in advance on the first day of each month during the Consulting Period, with an initial payment of $20,833.33 payable upon execution of this Agreement.

          4.2 Performance Bonus. A performance bonus of $125,000 based on a
              -----------------
          successful initial public offering, payable in full 30 days after the IPO; otherwise discretionary based on performance and payable in February, 1999.

          4.3 Expenses. The Company shall reimburse the Consultant for all
              --------
          reasonable travel and other business expenses incurred or paid by the Consultant in connection with the performance of his duties hereunder, upon presentation by the Consultant of documentation, expense statements, vouchers and/or such other supporting information as the Company may reasonably request, provided, however, that the nature and
                                          --------  -------
          amount of such expenses shall be subject to the Company's expense policies as in effect from time to time.

          4.4 Independent Contractor Status. The Consultant shall perform all
              -----------------------------
          services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. The Consultant shall not be entitled to any benefits, coverages or privileges, including without limitation social security, unemployment, pension payments, made available to employees of the Company with respect to his services as a consultant. The Company shall not make any tax withholding with respect to the fees paid hereunder, and the Consultant shall be solely responsible for all income or other taxes attributable thereto. The parties agree, however, that the Executive's termination of employment on July 31, 1998, shall constitute a qualifying event pursuant to the Consolidated Budget Reconciliation Act of 1985 (COBRA), and the Company shall afford the Consultant benefit continuation to the extent required by law at the Company's expense.

          4.5 Relocation. If the Consultant chooses to relocate out of the New
              ----------
          York City area any time during the term of this Agreement, the Company will pay all reasonable actual expenses incurred to relocate the Consultant, his family, automobile, and household goods to another city in the United States. In addition, the Company will pay any continuation of rent on the Consultant's apartment in New York City if the Consultant is unable to break the current lease without any payment, as well as applicable lease cancellation penalties.

          4.6 Administrative Support. The Consultant will continue to be
              ----------------------
          provided with his current office and full time assistant, Stacey Lettis, during the term of the consulting period. The Consultant will also be provided with a complimentary Prodigy Internet account for as long as he is a member of the Board of Directors.

          4.7 Company match of 401(k). The Company hereby waives existing
              -----------------------
          vesting restrictions on the Consultant's vesting schedule of the Company match of the Consultant's 401(k), and vests those amounts immediately upon signing of this Agreement.

        5.  Options.

        a.) On September 29, 1997, the Parent granted the Executive a stock option to purchase 625,000 shares of common stock of the Parent at an exercise price of $3.00 per share. Such options vest as follows:

          - 100,000 vested as of September 29, 1997;
          - 175,000 options shall vest on September 29, 1998;
          - 175,000 options shall vest on September 29, 1999;
          - 175,000 options shall vest on September 29, 2000 provided, however, that 75,000 of the shares which would otherwise vest on September 29, 2000 (the "Performance Options"), shall vest upon the closing of an initial public offering by the Company by August 1, 1999. The parties agree that the vesting schedule specified in this Section 5 shall remain in effect and the options will continue to vest in the event that the Consulting Agreement is not renewed beyond July 31, 1999. Further, the Consultant may exercise a portion of or all his vested options for up to a period of 12 months after ceasing to be a member of the Board of Directors or a Consultant or 12 months from the final vesting date, if later, except that the Consultant shall have up until December 31, 2000 to exercise any or all shares under option except for those which vest on September 29, 2000, for which the Consultant shall have until September 28, 2001 to exercise. The parties acknowledge that the exercise price of all stock options referred to in this Section 5 has been reduced to $1.00 per share.

        b.) The Consultant, if requested by the Parent and the managing underwriter of the initial public offering of the Parent's securities (the "IPO"), agrees not to sell publicly or otherwise transfer or dispose of any securities of the Parent held by the Consultant for a specified period of time (not to exceed 180 days) following the effective date of the registration statement for the IPO; provided that all then executive officers, directors and holders of 5% or more of the outstanding stock of the Parent enter into similar agreements. The Consultant acknowledges that no representations have been made to him concerning the size, valuation or timing of any IPO.

        c.) All options and any additional shares owned by the Consultant will be registered by the Company (under an S-8 or other appropriate filing), at the time of the IPO filing.

        d.) Acceleration of Vesting Schedule. If there is a change of control of
            --------------------------------
        the Parent, pursuant to which one single person or entity has control of the Parent (as control is understood under the Internal Revenue Code or securities laws of the US), the vesting schedule on all options previously granted to the Consultant will be accelerated so that a total of 50% of the Consultant's unvested options selected from those options last scheduled to vest will be vested on the effective date of such merger or acquisition. The vesting schedule shall thereafter remain the same so that the remaining shares vest without giving effect to the shares, which vested on an accelerated basis.

        6. No Other Payments or Benefits. The parties acknowledge and agree that
           -----------------------------
     the payments, benefits and options described in Sections 4 and 5 above represent the sole and entire amounts or compensation due or to become due to the Consultant in connection with his services, his status and/or any and all other associations with the Prodigy Entities (including, without limitation, any termination of any of the forgoing or for any other reason whatsoever), and no further or other compensation including, without limitation, stock or other equity compensation, payments, bonuses, benefits, unused accrued vacation time, any and all other accrued but unpaid compensation, severance pay or other amounts whatsoever are or shall become due or payable at any time by the Prodigy Entities (or by any officer, director, employee or stockholder of the Prodigy Entities) to the Consultant other than customary expense reimbursements.

        7.  Proprietary Information and Developments.
            ----------------------------------------

        7.1  Proprietary Information.
             -----------------------

             (a) The Consultant agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs, other than that which the Consultant learns and uses under the auspices of Critical Mass or a Critical Mass portfolio company (collectively "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. The Consultant will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Chairman of the Parent, unless and until such Proprietary Information has become public knowledge without fault by the Consultant.

             (b) The Consultant agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Consultant or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Consultant only in the performance of his services for the Company.

             (c) The Consultant agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant in the course of the Company's business.

          7.2  Developments.
               ------------

             (a) The Consultant will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Consultant or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company other than that which the Consultant created under the auspices of Critical Mass or a Critical Mass portfolio company (all of which are collectively referred to in this Agreement as "Developments").

             (b) The Consultant agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company), all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

             (c) The Consultant agrees to cooperate fully with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries), relating to

             Developments at no cost to the Company. Consultant shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          7.3  Other Agreements.  The Consultant hereby represents that his
               ----------------
          performance of all the terms of this Agreement and as a consultant to the Company does not and will not breach the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret, confidential or proprietary information, knowledge or data acquired by him in confidence or in trust prior to the consulting period or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

          7.4  Entities Covered.  All references in this Section 7 to the
               ----------------
          "Company" shall include all Prodigy Entities.

          7.5  Effective Date.  The parties intend and agree that the provisions
               --------------
          of this Section 7 are intended to be, and shall be, effective as of September 29, 1997 (the date on which the Executive commenced employment with the Company).

        8.  Releases.
            --------

          8.1  By the Consultant.
               -----------------

             (a) In exchange for the payments and undertakings described within this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant, on behalf of himself and his representatives, agents, estate, heirs, successors and assigns, hereby absolutely and unconditionally releases and forever discharges the Prodigy Entities and/or their respective successors, assigns, stockholders, officers, directors, investors, employees, attorneys, representatives and agents, both individually and in their official capacities, from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts, judgments, damages and demands of every kind or nature whether existing or contingent, known or unknown, both in law and equity, including without imitation: claims arising from or as a consequence of any actions or inactions of the directors or officers of the Prodigy Entities; any other contract, express or implied; and common law.

             (b) This release is intended by the Consultant to be all encompassing and to act as a full and total release of any claims that the Consultant has, may have or has had against the Prodigy Entities and their respective successors, assigns, directors, stockholders, officers, investors, employees, attorneys, representatives and/or agents, both individually and in their official capacity with the Prodigy Entities, since the beginning of the world through the date of this Agreement, specifically including, but without limitation to: any federal or state law or regulation dealing with either employment or employment discrimination; the Age Discrimination in Employment Act; the fair employment practices statute of any applicable jurisdiction; all claims arising from or in conjunction with the Consultant's employment and/or status as an officer of the Prodigy Entities; and all claims for compensation (such as: severance payments; benefits; accrued vacation pay; sick pay; reimbursable expenses; expense vouchers; obligations or commitments to grant stock options or to issue stock and all other rights to acquire stock, if any such obligations, commitments and/or rights are claimed to exist; performance or other bonuses; business-related expenses; and all other payments, commissions, compensations or reimbursements of every kind and description) other than the compensation expressly provided for in this Agreement.

             (c) The Consultant specifically waives any right he has or may have under applicable law to revoke this Agreement after its execution. The Consultant acknowledges that he was advised by the Company of his right to obtain independent legal advice regarding this agreement; that he has had the opportunity to review and reflect on all the terms of this Agreement; and that he has not been subject to any undue or improper influence interfering with the exercise of his free will to execute this Agreement.

          8.2 By the Prodigy Entities. In exchange for the releases set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Company, on behalf of itself, the Prodigy Entities and their respective successors, assigns, directors, officers, employees, representatives and agents, hereby absolutely and unconditionally releases and forever discharges the Consultant, his representatives, agents, estate, heirs, successors and assigns, from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts, judgments, damages and demands of every kind or nature whether existing or contingent, known or unknown, both in law and equity, including without limitation: claims arising from or as a consequence of the Consultant's acts or omissions as an officer or as a director of the Company; any other contract, express or implied; and common law. This release is intended by the Prodigy Entities to be all encompassing and to act as a full and total release of any claims that any Prodigy Entities has, may have or has had against the Consultant or his representatives, agents, estate, heirs, successors and assigns, since the beginning of the world through the date of this Agreement.

          8.3  Exceptions.  The foregoing release shall not apply to any act or
               ----------
          omissions of either party occurring after the date hereof relating to any breach of this Agreement and the Employment Agreement of September 29, 1997 is terminated effective July 31, 1998.

          8.4  No Admissions.  Nothing in this Agreement is to be construed as
               -------------
          an admission or acknowledgment by the Prodigy Entities and/or their respective stockholders, officers, directors, investors, employees, representatives or agents, of any unlawful, wrongful or negligent conduct or as an admission or acknowledgment of any liability whatsoever. Nothing in this Agreement is to be construed as an admission or acknowledgment by the Consultant of any unlawful, wrongful or negligent conduct or as an admission or acknowledgment of any liability whatsoever.

          8.5  Continuing Rights to Indemnification.  It is expressly agreed and
               ------------------------------------
          understood that nothing in this Agreement shall affect the parties' rights and obligations relating to indemnification pursuant to the Certificate of Incorporation of the Company, bylaws, Employment Agreement, or law.

        9. Confidentiality. The parties agree that the terms and contents of
           ---------------
     this Agreement, the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the parties, their agents and representatives, and none of the above shall be disclosed except by either party for the purpose of enforcing this Agreement, to the extent required by federal or state law, to the extent otherwise provided for in this Agreement, or as agreed to in writing by the authorized agents of each party.

        10. Notices and Payments. All notices, payments and communications shall
            --------------------
     be given or made to the parties by hand delivery or first class prepaid mail at the following addresses, or such other addresses as the parties shall inform each other of in writing as aforesaid:

     If to the Consultant:    Russell I. Pillar
                              174 West 76th Street, #12-H
                              New York, NY 10023

     If to the Company:       Prodigy, Inc.
                              44 So. Broadway
                              White Plains, NY 10601
                              Attention:  General Counsel

        11. No Other Inducement. In entering into this Agreement, neither party
            -------------------
     has relied on any representation, promise or inducement made by the other party, except as expressly provided herein.

        12.  Entire Agreement.  This Agreement constitutes the sole and entire
             ----------------
     agreement between the parties as to its subject matter and supersedes and terminates any and all other agreements, understandings and representations as to its subject matter, and the parties acknowledge and agree that there are no other agreements, understandings and/or representations of any kind whatsoever remaining between them except as set forth herein.

        13.  Miscellaneous.
             -------------

          13.1 The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof. There shall be no presumption that ambiguities, if any, in this Agreement shall be construed for or against either party.

          13.2 This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without reference to conflict of laws principles.

          13.3 This Agreement shall not be assignable by the Consultant or by the Company but, except to the foregoing extent, shall be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Company's successors and assigns. This Agreement may be modified or amended and any provision hereunder waiver only by written agreement signed by the parties.

          13.4 The parties agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision or provisions shall be construed by limited and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

          13.5 This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, this Agreement is entered into under seal by the Company and the Consultant as of the date set forth above.

                     /s/  Russell Pillar
                    ---------------------------------
                               Russell I. Pillar

                    PRODIGY SERVICES CORPORATION


                    By:  /s/   Samer Salameh
                       ---------------------------------
                                  Samer Salameh
                                     Chairman

                                AMENDMENT NO. 1
                                       TO
                                   AGREEMENT


          THIS AMENDMENT NO. 1, (the "Amendment") dated this 5th day of January, 1999, to the Agreement dated as of August 1, 1998 (the "Agreement") between Prodigy Communications Corporation (the "Company") with its principal place of business at 44 South Broadway, White Plains, New York and Russell I. Pillar, residing at 174 West 76th Street, #12, New York, New York (the "Consultant").

          Whereas, the Company and the Executive are parties to the Agreement, pursuant to which Executive agreed to perform certain consulting services for the Company and to serve as Vice Chairman of its Board of Directors; and

          Whereas, the parties desire to amend the Agreement as provided herein;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, and the Agreement is hereby amended, as follows:

        1.  Termination of Consulting Services. The parties agree that effective
            ----------------------------------
            as of the date hereof, the Consultant shall no longer provide consulting services for the Company, and the provisions specified in
            Article 3 of the Agreement shall be of no further force or effect.

        2.  Service As Director. Notwithstanding termination of the consulting
            -------------------
            services, Consultant hereby resigns his position as Vice Chairman of the Company, but agrees to continue to serve as a director of the Company until resignation or removal in accordance with applicable law and the Certificate of Incorporation and bylaws of the Company. In consideration of the compensation arrangements described herein, Consultant agrees that he shall not be eligible for additional compensation as a director until such time as the Company adopts compensation arrangements for outside directors (at which time he will participate in such compensation arrangements), except that Consultant shall be entitled to reimbursement for reasonable out of pocket travel expenses relating to attendance at Board meetings, in accordance with Company policy.

        3.  Compensation. In lieu of the compensation and all other arrangements
            -------------
            specified in Article 4 of the Agreement, and as full consideration for the early termination of the Consulting Services and ongoing service as a member of the Board of Directors of the Company, the Company shall pay to Consultant a fee of $145,833.31, such fee to be paid to Consultant upon execution of this Amendment. Additionally, in lieu of any bonus stated in the Agreement on completion of the initial public offering of the Company's stock, Company shall pay to Consultant a discretionary bonus based upon performance of $106,250, such amount to be payable on execution of this Agreement.

        4.  Options. The options to purchase 625,000 shares of common stock of
            -------
            the Company specified in Article 5 of the Agreement, and the vesting schedule, lock up provisions, registration rights and acceleration events specified therein shall continue in effect as specified therein.

     Except as expressly provided herein, the Agreement shall remain in full force and effect, and the parties agree to be bound by the terms thereof, as amended herein.


                                Prodigy Communications Corporation



                                By: /s/ Samer Salameh
                                   ---------------------------
                                   Samer Salameh
                                   Chief Executive Officer



                                By: /s/ Russell I. Pillar
                                   ---------------------------
                                    Russell I. Pillar